                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                     ------------------------------------------

                                      FORM 8-K


                                   CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): August 9, 1999

                    -------------------------------------------



                        CHECKERS DRIVE-IN RESTAURANTS, INC.
               (Exact name of registrant as specified in its charter)

         DELAWARE                         0-19649               58-1654960
(State or other jurisdiction            (Commission          (I.R.S. Employer
of incorporation or organization)       File Number)        Identification No.)



14255 49th Street North, Building I, Clearwater, Florida         33762
(Address of Principal Executive Offices)                       (Zip Code)

                    ---------------------------------------------



                                    (727) 519-2000
                 ---------------------------------------------------
                 (Registrant's telephone number, including area code)


            -------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report.)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On August 9, 1999, Checkers Drive-In Restaurants, Inc., a Delaware corporation ("Checkers"), consummated its acquisition of Rally's Hamburgers, Inc., a Delaware corporation ("Rally's"), pursuant to that certain Agreement and Plan of Merger, dated as of January 28, 1999 (the "Merger Agreement"), by
and among Checkers and Rally's.   Checkers' acquisition of Rally's was effected
by merging Rally's with and into Checkers (the "Merger"), with Checkers continuing as the surviving corporation. As consideration for the Merger and pursuant to the terms of the Merger Agreement, Checkers issued to Rally's stockholders 1.99 shares (the "Conversion Ratio") of its common stock for each share of Rally's common stock held. Immediately prior to the Merger, the number of authorized shares of Checkers' common stock was increased from 150 million shares to 175 million shares, and immediately after the Merger,
Checkers effected a one-for-12 reverse stock split.   After giving effect to the
Merger and the reverse stock split, the number of outstanding shares of Checkers' common stock is approximately 9.4 million. In addition, each outstanding option and warrant to purchase Rally's common stock became an option to purchase Checkers' common stock, based upon the Conversion Ratio and the reverse stock split.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

       (a)     Financial statements of businesses acquired.

     The audited financial statements of Rally's for the three previous fiscal years, and the accountant's report related thereto, as set forth in
Item 8., the Consolidated Financial Statements and Supplementary Data in Rally's Annual Report on Form 10-K/A for the year ended December 28, 1998, the unaudited financial statements for the period ended June 14, 1999, as set forth in Item 1., and the Financial Statements in Rally's Quarterly Report on Form 10-Q for the period ended June 14, 1999, are incorporated herein by reference.

       (b)     Pro forma financial information.

     The required pro forma financial information relating to the Company's acquisition of Rally's for the twenty-four weeks ended June 14, 1999 and the year ended December 28, 1998, as set forth in Checkers Quarterly Report on Form 10-Q for the period ended June 14, 1999, are incorporated herein by reference.

       (c)     Exhibits

     2.1 Agreement and Plan of Merger, dated as of January 28, 1999, by and among Checkers Drive-In Restaurants, Inc., and Rally's Hamburgers, Inc. (incorporated by reference as Exhibit A to the Company's Joint Proxy Statement/Prospectus included in the Company's Registration Statement on Form S-4 (File No. 333-81295)).

     23.1      Consent of Arthur Andersen LLP.

     23.2      Consent of KPMG LLP.

     23.3      Consent of KPMG LLP.

     99.1      Text of Press Release, dated August 10, 1999, of the Registrant.

                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Checkers Drive-In Restaurants, Inc.


Date: August 24, 1999              By: /s/ Richard A. Peabody
                                      -----------------------------------------
                                        Name: Richard A. Peabody
                                        Title: Senior Vice-President and Chief
                                               Financial Officer